Exhibit 99.1

** NEWS RELEASE **

HOT TOPIC, INC. REPORTS 4th QUARTER EARNINGS

OF $0.27 PER DILUTED SHARE

Provides guidance for the 1st quarter of 2008

CITY of INDUSTRY, CA, March 12, 2008 — Hot Topic, Inc. (Nasdaq Global Select Market: HOTT), reported results for its fiscal fourth quarter and the fiscal year of 2007 (13 weeks and 52 weeks, respectively, ended February 2, 2008).

The company reported net income for the fiscal fourth quarter of 2007 of $11.9 million, or $0.27 per diluted share, compared to $8.9 million, or $0.20 per diluted share, last year. For the fiscal year of 2007, the company reported net income of $16.0 million, or $0.36 per diluted share, compared to $13.6 million, or $0.30 per diluted share, last year.

As previously reported, total sales for the 13 weeks ended February 2, 2008 decreased 8% to $220.7 million compared to $240.5 million for the 14 week period ended February 3, 2007. Comparable store sales declined 6.3% for the fourth quarter of fiscal 2007. In addition, total sales for the 52 weeks ended February 2, 2008 decreased 3% to $728.1 million compared to $751.6 million for the 53 week period ended February 3, 2007. Comparable store sales declined 4.4% for the full year fiscal 2007. A summary of the sales results by division (including internet) is as follows:

	Net Sales (1)
	$ Millions	% Change to Last Year	Comparable Store Sales % Change (2)
FOURTH QUARTER:
Hot Topic	$183.6	-11.3%	-7.2%
Torrid	$37.1	10.6%	-0.4%
Total Co.	$220.7	-8.2%	-6.3%
FISCAL YEAR:
Hot Topic	$590.5	-6.2%	-5.7%
Torrid	$137.6	12.6%	2.5%
Total Co.	$728.1	-3.1%	-4.4%

(1)	Each of the current periods includes one less week as compared to last year. Fiscal 2007 was a 52 week year, compared to a 53 week year in fiscal 2006. The net sales % change to last year compares the current fiscal periods to last year’s reported fiscal periods, ended February 3, 2007.

(2)	Compares the current fiscal periods to the corresponding periods from the previous fiscal year.

At the end of the fourth quarter of fiscal of 2007, the company operated 690 Hot Topic stores and 151 Torrid stores compared to 694 Hot Topic stores and 131 Torrid stores at the end of fourth quarter fiscal 2006. During the fourth quarter of fiscal 2007, the company opened a total of five Torrid stores and closed five Hot Topic stores and one Torrid store. The company also remodeled or relocated 12 Hot Topic stores during the quarter, bringing the total number of remodeled or relocated stores during fiscal 2007 to 70.

During the fourth quarter of fiscal 2007, the company did not repurchase any shares of its common stock. The company’s stock repurchase program, originally authorized by the Board of Directors’ on August 13, 2007 to repurchase up to an aggregate of $40,000,000 of its common stock, expired on February 2, 2008. During the third quarter of fiscal 2007, the company acquired 870,470 shares of its common stock at an average cost of $8.23, reflecting a total investment of approximately $7.2 million.

The company issued first quarter (13 weeks ending May 3, 2008) guidance of a net loss in the range of $0.03 to $0.06 per share based upon a comparable store sales decline in the low-single digit percentage range.

A conference call to discuss fourth quarter and fiscal year end results, business trends, guidance and other matters is scheduled for March 12, 2008 at 4:30 PM (ET). The live conference call number is 888-679-8034, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website at http://investorrelations.hottopic.com. Participants who would like to pre-register for the conference call may do so by accessing the company’s Event Calendar on the Investor Relations website and using the pass code 46886742 (or the numeric touchtone spelling of “Hot Topic”). A replay of the conference call will be available at 888-286-8010, pass code 19194201, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website.

Hot Topic, Inc. is a national mall-based specialty retailer. Hot Topic offers apparel, accessories and gifts to young men and women principally between the ages of 12 and 22. Torrid, the company’s second concept, provides plus-size fashion-forward apparel and accessories that target young women principally between the ages of 15 and 29. As of March 1, 2008 the company operated 690 Hot Topic stores in all 50 states and Puerto Rico, 152 Torrid stores, and internet stores www.hottopic.com and www.torrid.com.

In addition to historical information, this news release and the aforementioned conference call contain forward-looking statements, which include statements relating to financial results, guidance, store operations, closures, remodels and relocations, projections and other financial performance and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the company’s new store concepts and internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended February 3, 2007. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA

Mr. Jim McGinty, CFO 626-839-4681 x2675

Ms. Megan Hall, Investor Relations 626-839-4681 x2173

HOT TOPIC, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended
	Feb. 2, 2008	Feb. 3, 2007
Net sales	$220,694	$240,500
Cost of goods sold, including buying, distribution and occupancy costs	140,261	158,842
Gross margin	80,433	81,658
Selling, general & administrative expenses	61,469	67,192
Income from operations	18,964	14,466
Interest income, net	460	530
Income before income taxes	19,424	14,996
Provision for income taxes	7,549	6,128
Net income	$11,875	$8,868
Earnings per share:
Basic	$0.27	$0.20
Diluted	$0.27	$0.20
Weighted average shares outstanding
Basic	43,638	44,218
Diluted	43,820	44,775

	Twelve Months Ended
	Feb. 2, 2008	Feb. 3, 2007
Net sales	$728,121	$751,558
Cost of goods sold, including buying, distribution and occupancy costs	476,677	502,408
Gross margin	251,444	249,150
Selling, general & administrative expenses	227,147	227,580
Income from operations	24,297	21,570
Interest income, net	1,934	1,450
Income before income taxes	26,231	23,020
Provision for income taxes	10,219	9,394
Net income	$16,012	$13,626
Earnings per share:
Basic	$0.36	$0.31
Diluted	$0.36	$0.30
Weighted average shares outstanding
Basic	44,005	44,167
Diluted	44,132	44,752

HOT TOPIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Feb. 2, 2008	Feb. 3, 2007
Current Assets:
Cash, cash equivalents and short-term investments	$53,281	$55,490
Inventory	80,305	73,868
Prepaid expenses and other	14,698	14,435
Deferred tax assets	3,970	3,258
Total current assets	152,254	147,051
Property and equipment, net	171,931	166,726
Deposits and other	1,368	588
Deferred tax assets	6,548	3,906
Total assets	$332,101	$318,271
Current Liabilities:
Accounts payable	$18,168	$15,862
Accrued liabilities	35,123	34,332
Income taxes payable	1,167	5,590
Total current liabilities	54,458	55,784
Deferred rent	40,548	40,674
Deferred compensation liability	1,105	356
Income taxes payable	837	—
Total liabilities	96,948	96,814
Total shareholders’ equity	235,153	221,457
Total liabilities and shareholders’ equity	$332,101	$318,271

HOT TOPIC, INC.

OTHER DATA

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended
	Feb. 2, 2008	Feb. 3, 2007
Depreciation and amortization	$41,583	$38,941
Capital expenditures	$48,841	$38,617
Number of stores open at end of period:
Hot Topic	690	694
Torrid	151	131
Total store square footage	1,587,600	1,541,300
Hot Topic average store size	1,753	1,745
Torrid average store size	2,505	2,520